SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A HOLDING COMPANY GROUP
PART 1 – ORGANIZATIONAL CHART



William M. Cameron[2] (WMC)
Lynda L. Cameron[3] (LLC)
Cameron Associates, Inc. 50% WMC; 50% LLC – OK Sole General Partner
Cameron Enterprises A Limited Partnership[1] (CEALP) – OK
CPROP, Inc. 98.4% - OK
American Fidelity Group Administrator, Inc. 100% - OK
American Fidelity Corporation 94% - NV
CamSolutions, LLC 100% - OK
CCAPT El Reno LLC 100% - OK
CE Investment Management, LLC 100% - OK
Cameron Vault, LLC 100% - OK
Monastery Road LLC 100% - OK
All in Sports & Entertainment, LLC 100% - TX
LAX Partners, LLC[4] 92.53% - OK
AF Professional Employment Group, LLC 100% - OK
Apple Creek Apartments, Inc. 100% - OK
AF Apartments, Inc. 100% - OK
American Fidelity Community Services, Inc. 100% - OK
American Fidelity Assurance Company (Insurance Company) 100% - OK
American Fidelity General Agency, Inc. 100% - OK
American Public Life Insurance Company (Insurance Company) 100% - OK
Market Place Realty Corp. 100% - OK
American Fidelity International Holdings, Inc. 100% - OK
Alcott HR Group LLC 100% - OK
American Fidelity Securities, Inc. 100% - OK
First Financial Securities of America, Inc. 100% - TX
American Fidelity Offshore Investments, Ltd. 100% - Bermuda
American Fidelity Int'l (Bermuda) Ltd. 100% - Bermuda
American Fidelity (China), Ltd. 100% - Bermuda
Alcott HR Management LLC 100% - OK
Alcott HR ASO LLC 100% - OK
Alcott HR Group I LLC 100% - OK
American Fidelity Property Company 100% - OK
American Fidelity Property Services, LLC 100% - OK
Oklahoma Winery Partners, LLC 100% - OK
26 Brix, LLC[4] 16.02% - CA
InvesTrust Wealth Management, LLC 100% - OK
InvesTrust 100% - OK
InvesTrust Consulting, LLC 100% - OK
InvesTrust Retirement Specialists, LLC 100% - OK
American Fidelity Administrative Services, LLC 100% - OK
9000 Broadway Owners Association, LLC 100% (Class A) - OK
Cameron Ventures LLC 100% - OK
Home Rentals, Inc. 100% - OK
HR Investment Properties, LLC 100% - OK
Oklahoma Avenue LLC 100% - OK
200 Britton LLC 100% - OK
400 Britton LLC 100% - OK
82nd Street Development LLC 100% - OK
Fountain View Village Arizona, LLC 100% - OK
83rd Street Development LLC 100% - OK
9000 Broadway Holding LLC[4] 24% - OK
9000 Broadway Apartments LLC 100% - OK
Cameron International Ltd. - (CIL)[4] 85% - Malaysia
Cameron Asia Reinsurance Brokers Ltd. 100% - Malaysia

[1] Limited Partners are: WMC Insurance Trust; LLC Insurance Trust; JCC 1980 Trust CLC; JCC 1980 Trust LLC; CWC 1980 Trust CLC; CWC 1980 Trust LLC; LBC 1980 Trust CLC; LBC 1980 Trust LLC; JCC 1980 Trust LAC; CWC 1980 Trust LAC; LBC 1980 Trust LAC; WMC Trust B-2nd; LLC Trust B-2nd; WMC Legacy Trust; LLC Legacy Trust; LLC 2005 GSTE Trust 2nd; CLI Revocable Trust; LAC Revocable Trust; CJC Revocable Trust; WMC 2004 GSTE Trust 2nd; JCC 1980 Trust CJC; CWC 1980 Trust CJC; LBC 1980 Trust CJC; Cameron Associates.

[2] William M. Cameron owns his interest in Cameron Associates through the William M. Cameron Revocable Trust.

[3] Lynda L. Cameron owns her interest in Cameron Associates through the Lynda L. Cameron Revocable Trust.

[4] The remaining interest is owned, directly or indirectly, by one or more unrelated third parties.

NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc. Organizations that are limited liability companies include LLC.